SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 09/30/02
                         RUN DATE: 11/06/02 10:08 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   103

FORM 13F INFORMATION TABLE VALUE TOTAL:   $197,940,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME